      As filed with the Securities and Exchange Commission on June 19, 2002

                                                       Registration No. 333-____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 INFORMAX, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   52-1687783
-----------------------------------       --------------------------------------
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                               7600 WISCONSIN AVE.
                                   SUITE 1100
                               BETHESDA, MD 20814
           ---------------------------------------------------------

                    (Address of principal executive offices)

            INFORMAX, INC. AMENDED EQUITY INCENTIVE COMPENSATION PLAN

                            (Full title of the plans)

                                  John M. Green
                           Chief Financial Officer and
                             Chief Operating Officer
                               7600 Wisconsin Ave.
                                   Suite 1100
                               Bethesda, MD 20814
                                 (240) 747-4000
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                                Michael J. Silver
                             Hogan & Hartson L.L.P.
                        111 S. Calvert Street, Suite 1600
                               Baltimore, MD 21202
                                 (410) 659-2700


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                  Proposed              Proposed
          Title of securities             Amount to be     maximum offering price   maximum aggregate           Amount of
           to be registered                registered           per share (1)       offering price (1)     registration fee (1)
--------------------------------------------------------------------------------------------------------------------------------
  Common Shares, $0.001 par value per       2,200,000              $0.97                $2,134,000               $196.33
               share(2)

================================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of InforMax, Inc. Common Stock on June 14, 2002, as reported on The Nasdaq National Market.

(2) Includes Series A Junior Participating Preferred Share Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The documents containing the information specified in Part I will be separately sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                                        h
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

                InforMax, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

                (a) The Registrant's annual report for the year ended December
                    31, 2001 on Form 10-K filed with the Commission on April 1, 2002 (Registration No. 000-31577);

                (b) The Registrant's quarterly report for the period ended March
                    31, 2002 on Form 10-Q filed with the Commission on May 15, 2002 and the amendment thereto filed with the Commission on May 21, 2002 (Registration No. 000-31577); and

                (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 20, 2000 and registering shares of Common Stock pursuant to
                    Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.         DESCRIPTION OF SECURITIES.

                Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                The Amended and Restated Bylaws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Company will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company's Board of Directors. The indemnification provided under the Amended and Restated Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding maybe made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Amended and Restated Bylaws, if a claim for indemnification is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

                As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

                Under the Amended and Restated Bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL. The Company maintains director and officer liability insurance on behalf of its directors and officers.

                                    * * * * *

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.

Exhibit
Number                                                  Description
------                                                  -----------
4.1             Specimen Stock Certificate (Incorporated by reference from InforMax, Inc.'s
                Registration Statement on Form S-1 (333-41194))
4.2             Rights Agreement dated June 4, 2001 between InforMax, Inc. and American
                Stock Transfer & Trust Company as Rights Agent. (Incorporated by reference from InforMax's Form 8-K filed on June 7, 2001)
5.1             Opinion of Hogan & Hartson L.L.P.
23.1            Consent of Deloitte & Touche LLP
23.2            Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
24.1            Power of Attorney (included on signature page)
99.1            InforMax, Inc. Amended Equity Incentive Compensation Plan

ITEM 9.         UNDERTAKINGS.

                (a) The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                            are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                            (iii) To include any material information with
                                  respect to the plan of distribution not
                                  previously disclosed in the Registration
                                  Statement or any material change to such information in the Registration Statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                        (2) That, for purposes of determining any liability
                            under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
                            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on June 19, 2002.

                INFORMAX, INC.

                By: /s/ ANDREW P. WHITELEY
                   ----------------------------------------
                   Andrew P. Whiteley
                   Chairman of the Board of Directors,
                   Chief Executive Officer and President

                                POWER OF ATTORNEY

                KNOW BY ALL PERSONS, that each person whose signature appears below constitutes and appoints Andrew P. Whiteley, and John Green, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to prepare and file all instruments and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                                                            TITLE                                   DATE

       /s/ ANDREW P. WHITELEY                                  Chairman of the Board of Directors,              June 19, 2002
--------------------------------------                         Chief Executive Officer and
Andrew P. Whiteley                                             President (Principal Executive
                                                               Officer)



       /s/ JOHN M. GREEN                                       Chief Financial Officer and Chief                June 19, 2002
--------------------------------------                         Operating Officer
John M. Green                                                  (Principal Financial Officer)



       /s/ HARRY D'ANDREA                                      Director                                         June 19, 2002
---------------------------------------
Harry D'Andrea


       /s/ HOOKS JOHNSTON                                      Director                                         June 19, 2002
--------------------------------------
Hooks Johnston

       /s/ WEI WU HE                                           Director                                         June 19, 2002
--------------------------------------
Dr. Wei Wu He